SECURITIES PURCHASE AGREEMENT
LAURUS MASTER FUND, LTD.
and
DIGITAL RECORDERS, INC.
TWINVISION OF NORTH AMERICA, INC.
DIGITAL AUDIO CORPORATION
AND
ROBINSON-TURNEY INTERNATIONAL, INC.
Dated: April 28, 2006

TABLE OF CONTENTS

			Page
1	Agreement to Sell and Purchase		1

2	Fees and Warrant. On the Closing Date:		1

3	Closing, Delivery and Payment		2
	3.1	Closing	2
	3.2	Delivery	2

4	Representations and Warranties of the Company		2
	4.1	Organization, Good Standing and Qualification	2
	4.2	Subsidiaries
	4.3	Capitalization; Voting Rights	3
	4.4	Authorization; Binding Obligations	4
	4.5	Liabilities
	4.6	Agreements; Action
	4.7	Obligations to Related Parties
	4.8	Changes
	4.9	Title to Properties and Assets; Liens, Etc.
	4.10	Intellectual Property
	4.11	Compliance with Other Instruments	4
	4.12	Litigation
	4.13	Tax Returns and Payments
	4.14	Employees
	4.15	Registration Rights and Voting Rights
	4.16	Compliance with Laws; Permits
	4.17	Environmental and Safety Laws
	4.18	Valid Offering	4
	4.19	Full Disclosure	4
	4.20	Insurance
	4.21	SEC Reports
	4.22	Listing
	4.23	No Integrated Offering	5
	4.24	Stop Transfer	5
	4.25	Dilution	5
	4.26	Patriot Act
	4.27	ERISA

5	Representations and Warranties of the Purchaser		5
	5.1	No Shorting	5
	5.2	Requisite Power and Authority	5
	5.3	Investment Representations	6
	5.4	The Purchaser Bears Economic Risk	6
	5.5	Acquisition for Own Account	6
	5.6	The Purchaser Can Protect Its Interest	6
	5.7	Accredited Investor	7
	5.8	Legends	7

i

			Page
6	Covenants of the Company		7
	6.1	Stop-Orders
	6.2	Listing	7
	6.3	Market Regulations
	6.4	Reporting Requirements
	6.5	Use of Funds	8
	6.6	Access to Facilities
	6.7	Taxes
	6.8	Insurance
	6.9	Intellectual Property
	6.10	Properties
	6.11	Confidentiality	8
	6.12	Required Approvals
	6.13	Reissuance of Securities	8
	6.14	Opinion	8
	6.15	Margin Stock	8
	6.16	Financing Right of First Refusal
	6.17	Authorization and Reservation of Shares	9

7	Covenants of the Purchaser		9
	7.1	Confidentiality	9
	7.2	Non-Public Information	9
	7.3	Limitation on Acquisition of Common Stock of the Company	9

8	Covenants of the Company and the Purchaser Regarding Indemnification		9
	8.1	Company Indemnification	9
	8.2	Purchaser’s Indemnification	10

9	Conversion of Convertible Note
	9.1	Mechanics of Conversion

10	Registration Rights		10
	10.1	Registration Rights Granted	10
	10.2	Offering Restrictions	10

11	Miscellaneous		10
	11.1	Governing Law, Jurisdiction and Waiver of Jury Trial	10
	11.2	Severability	11
	11.3	Survival	11
	11.4	Successors	12
	11.5	Entire Agreement; Maximum Interest	12
	11.6	Amendment and Waiver	12
	11.7	Delays or Omissions	12
	11.8	Notices	12
	11.9	Attorneys’ Fees	13
	11.10	Titles and Subtitles	13
	11.11	Facsimile Signatures; Counterparts	13
	11.12	Broker’s Fees	13
	11.13	Construction	13

ii

LIST OF EXHIBITS

Form of Term Note	Exhibit A
Form of Warrant	Exhibit B
Form of Landlord Waiver	Exhibit C
Form of Escrow Agreement	Exhibit D

iii

SECURITIES PURCHASE AGREEMENT
     THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of April 28, 2006, by and between DIGITAL RECORDERS, INC., a North Carolina corporation (“DRI”), TWIN VISION OF NORTH AMERICA, INC., a North Carolina corporation (“Twinvision”), DIGITAL AUDIO CORPORATION (“DAC”), a North Carolina corporation and ROBINSON-TURNEY INTERNATIONAL, INC., a Texas corporation (“RTI”, and together with DRI, Twinvision and DAC, the “Companies”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (the “Purchaser”).
RECITALS
     WHEREAS, the Companies have authorized the sale to the Purchaser of a Secured Term Note in the aggregate principal amount of One Million Six Hundred Thousand Dollars ($1,600,000) in the form of Exhibit A hereto (as amended, modified and/or supplemented from time to time, the “Note”);
     WHEREAS, DRI wishes to issue to the Purchaser a warrant in the form of Exhibit B hereto (as amended, modified and/or supplemented from time to time, the “Warrant”) to purchase up to 80,000 shares of DRI’s Common Stock (subject to adjustment as set forth therein) in connection with the Purchaser’s purchase of the Note;
     WHEREAS, the Purchaser desires to purchase the Note and the Warrant on the terms and conditions set forth herein; and
     WHEREAS, the Companies desire to issue and sell the Note and Warrant to the Purchaser on the terms and conditions set forth herein.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Agreement to Sell and Purchase. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Companies shall sell to the Purchaser, and the Purchaser shall purchase from the Companies, the Note. The sale of the Note on the Closing Date shall be known as the “Offering.” The Note will mature on the Maturity Date (as defined in the Note). Collectively, the Note and Warrant and Common Stock issuable upon exercise of the Warrant are referred to as the “Securities.”
     2. Fees and Warrant. On the Closing Date:
     (a) DRI will issue and deliver to the Purchaser the Warrant to purchase up to 80,000 shares of Common Stock (subject to adjustment as set forth therein) in connection with the Offering, pursuant to Section 1 hereof. All the representations, covenants,

D-1

warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchaser by the Companies are hereby also made and granted for the benefit of the holder of the Warrant and shares of DRI’s Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”).
     (b) Subject to the terms of Section 2(d) below, the Companies shall pay to Laurus Capital Management, LLC, the manager of the Purchaser, a closing payment in an amount equal to three and three-sixth percent (3.60%) of the aggregate principal amount of the Note. The foregoing fee is referred to herein as the “Closing Payment.”
     (c) The Companies shall reimburse the Purchaser for its reasonable expenses (including legal fees and expenses) incurred in connection with the preparation and negotiation of this Agreement and the Related Agreements (as hereinafter defined), and expenses incurred in connection with the Purchaser’s due diligence review of the Companies (as defined in Section 4.2) and all related matters. Amounts required to be paid under this Section 2(c) will be paid on the Closing Date and shall be $15,000 for such expenses referred to in this Section 2(c).
     (d) The Closing Payment and the expenses referred to in the preceding clause (c) (net of deposits previously paid by the Companies) shall be paid at closing out of funds held pursuant to the Escrow Agreement (as defined below) and a disbursement letter (the “Disbursement Letter”).
     3. Closing, Delivery and Payment.
          3.1 Closing. Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the “Closing”), shall take place on the date hereof, at such time or place as the Companies and the Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”).
          3.2 Delivery. Pursuant to the Escrow Agreement, at the Closing on the Closing Date, the Companies will deliver to the Purchaser, among other things, the Note and the Warrant and the Purchaser will deliver to the Companies, among other things, the amounts set forth in the Disbursement Letter by certified funds or wire transfer. The Companies hereby acknowledge and agree that Purchaser’s obligation to purchase the Note from the Companies on the Closing Date shall be contingent upon the satisfaction (or waiver by the Purchaser in its sole discretion) of the items and matters set forth in the closing checklist provided by the Purchaser to the Companies on or prior to the Closing Date.
     4. Representations and Warranties of the Companies. Each of the Companies hereby represents and warrants to the Purchaser as follows
          4.1 Prior Representations. The Companies hereby represent and warrant to Purchaser that (i) no Event of Default exists under that certain Security Agreement by and among the Purchaser, the Companies dated as of March 15, 2006 (as amended, modified or supplemented, the “Security Agreement”) or any of the Ancillary Agreements (as defined in the Security Agreement) on the date hereof, (ii) on the date hereof, all representations, warranties and covenants made by the Companies in connection with the Security Agreement and the

Ancillary Agreements are true, correct and complete and (iii) on the date hereof, all of the Companies’ covenant requirements in the Security Agreement and the Ancillary Agreements have been met.
          4.2 Organization, Good Standing and Qualification. The Companies are each a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Companies has the corporate, limited liability company or partnership, as the case may be, power and authority to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to (1) execute and deliver (i) this Agreement, (ii) the Note and the Warrant to be issued in connection with this Agreement, (iii) the Reaffirmation Agreement dated as of the date hereof between the Companies and the Purchaser (as amended, modified and/or supplemented from time to time, the “Reaffirmation Agreement”), (iv) the Amended and Restated Registration Rights Agreement relating to the Securities dated as of the date hereof between DRI and the Purchaser (as amended, modified and/or supplemented from time to time, the “Registration Rights Agreement”), (v) the Funds Escrow Agreement dated as of the date hereof among the Company, the Purchaser and the escrow agent referred to therein, substantially in the form of Exhibit D hereto (as amended, modified and/or supplemented from time to time, the “Escrow Agreement”) and (vii) all other documents, instruments and agreements entered into in connection with the transactions contemplated hereby and thereby (the preceding clauses (ii) through (vi), collectively, the “Related Agreements”); (2) issue and sell the Warrant and the Warrant Shares; and (3) carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. Each of the Companies is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Companies, taken individually and as a whole (a “Material Adverse Effect”).
          4.3 Capitalization; Voting Rights.
     (a) Except as disclosed on Schedule 4.3, neither the offer, issuance or sale of any of the Note or the Warrant, or the issuance of any of the Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Companies outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.
     (b) The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in DRI’s Certificate of Incorporation (the “Charter”). The Warrant Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and DRI’s Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

          4.4 Authorization; Binding Obligations. All corporate, partnership or limited liability company, as the case may be, action on the part of the Companies (including their respective officers and directors) necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Companies hereunder and under the other Related Agreements at the Closing and, the authorization, sale, issuance and delivery of the Note and Warrant has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of the Companies, enforceable against each such person or entity in accordance with their terms, except:
     (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and
     (b) general principles of equity that restrict the availability of equitable or legal remedies.
The sale of the Note is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Warrant and the subsequent exercise of the Warrant for Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.
          4.5 Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Note by the Companies and the other Securities by the Companies each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Companies or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Companies, their business or operations or any of its assets or properties.
          4.6 Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.
          4.7 Full Disclosure. The Companies have provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Note and Warrant, including all information the Companies believe is reasonably necessary to make such investment decision. Neither this Agreement, the Related Agreements, the exhibits and schedules hereto and thereto nor any other document delivered by the Companies to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchaser by the Companies were based on the Companies’ experience in the industry and on assumptions of fact and opinion as to future events which the Companies, at the date of the issuance of such projections or estimates, believed to be reasonable.
          4.8 No Integrated Offering. Neither the Companies, nor any of their affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement or any of the Related Agreements to be integrated with prior offerings by the Companies for purposes of the Securities Act which would prevent the Companies from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Companies or any of their affiliates take any action or steps that would cause the offering of the Securities to be integrated with other offerings.
          4.9 Stop Transfer. The Securities are restricted securities as of the date of this Agreement. None of the Companies will issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.
          4.10 Dilution. DRI specifically acknowledges that its obligation to issue the shares of Common Stock upon exercise of the Warrant is binding upon DRI and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of DRI.
     5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Companies as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Companies set forth in this Agreement):
          5.1 No Shorting. The Purchaser or any of its affiliates and investment partners has not, will not and will not cause any person or entity, to directly engage in “short sales” of DRI’s Common Stock as long as the Note shall be outstanding.
          5.2 Requisite Power and Authority. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on the Purchaser’s part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except:
     (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

     (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.
          5.3 Investment Representations. The Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in this Agreement, including, without limitation, that the Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note and the Warrant to be purchased by it under this Agreement and the Warrant Shares acquired by it upon the exercise of the Warrant. The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Companies regarding the Companies’ business, management and financial affairs and the terms and conditions of the Offering, the Note, the Warrant and the Securities and to obtain additional information (to the extent the Companies possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.
          5.4 The Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Companies so that it is capable of evaluating the merits and risks of its investment in the Companies and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.
          5.5 Acquisition for Own Account. The Purchaser is acquiring the Note and Warrant and the Warrant Shares for the Purchaser’s own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.
          5.6 The Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management’s, business and financial experience, the Purchaser has the capacity to evaluate the merits and risks of its investment in the Note, the Warrant and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Related Agreements.
          5.7 Accredited Investor. The Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.
          5.8 Legends.
     (a) The Note shall bear substantially the following legend:
“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES

LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO DIGITAL RECORDERS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”
     (b) The Warrant Shares, if not issued by DWAC system (as hereinafter defined), shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO DIGITAL RECORDERS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”
     (c) The Warrant shall bear substantially the following legend:
“THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO DIGITAL RECORDERS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”
     6. Covenants of the Companies. The Companies covenant and agree with the Purchaser as follows:
          6.1 Prior Covenants. The covenants set forth in the Security Agreement and the Ancillary Agreements are hereby restated as if set forth herein in their entirety.
          6.2 Landlord Waivers. The Companies covenant and agree that they shall obtain obtain (i) landlord waivers in connection with the property located at 4018 Patriot Drive, Suite 100 Durham, NC 27703 in the form of Exhibit C hereto by May 21, 2006; and (ii) descriptions of fixtures for fixture filings regarding any fixtures located at 4018 Patriot Drive, Suite 100 Durham, NC 27703 to be filed by Purchaser by May 21, 2006.
          6.3 Listing. The Companies shall promptly secure the listing or quotation, as applicable, of the shares of Common Stock issuable upon the exercise of the Warrant on the

Principal Market upon which shares of Common Stock are listed or quoted for trading, as applicable (subject to official notice of issuance) and shall maintain such listing or quotation, as applicable, so long as any other shares of Common Stock shall be so listed or quoted, as applicable. DRI will maintain the listing or quotation, as applicable, of its Common Stock on the Principal Market, and will comply in all material respects with DRI’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers (“NASD”) and such exchanges, as applicable.
          6.4 Use of Funds. The Companies shall use the proceeds of the sale of the Note and the Warrant for general working capital purposes only.
          6.5 Confidentiality. The Companies will not, and will not permit any of its Subsidiaries to, disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Companies may disclose the Purchaser’s identity and the terms of this Agreement to its current and prospective debt and equity financing sources.
          6.6 Reissuance of Securities. The DRI agrees to reissue certificates representing the Securities without the legends set forth in Section 5.8 above at such time as:
     (a) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act; or
     (b) upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.
DRI agrees to cooperate with the Purchaser in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the DRI and its counsel receive reasonably requested representations from the Purchaser and broker, if any.
          6.7 Opinion. On the Closing Date, the Companies will deliver to the Purchaser an opinion acceptable to the Purchaser from the Companies’ external legal counsel. The Companies will provide, at the Companies’ expense, such other legal opinions in the future as are deemed reasonably necessary by the Purchaser (and acceptable to the Purchaser) in connection with the exercise of the Warrant.
          6.8 Margin Stock. The Companies will not permit any of the proceeds of the Note or the Warrant to be used directly or indirectly to “purchase” or “carry” “margin stock” or to repay indebtedness incurred to “purchase” or “carry” “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

          6.9 Authorization and Reservation of Shares. DRI shall at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the Warrants.
     7. Covenants of the Purchaser. The Purchaser covenants and agrees with the Companies as follows:
          7.1 Confidentiality. The Purchaser will not disclose, and will not include in any public announcement, the name of the Companies, unless expressly agreed to by the Companies or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.
          7.2 Non-Public Information. The Purchaser will not effect any sales in the shares of DRI’s Common Stock while in possession of material, non-public information regarding the Companies if such sales would violate applicable securities law.
          7.3 Limitation on Acquisition of Common Stock of DRI. Notwithstanding anything to the contrary contained in this Agreement, any Related Agreement or any document, instrument or agreement entered into in connection with any other transactions between the Purchaser and the DRI, the Purchaser may not acquire stock in DRI (including, without limitation, pursuant to a contract to purchase, by exercising an option or warrant, by converting any other security or instrument, by acquiring or exercising any other right to acquire, shares of stock or other security convertible into shares of stock in DRI, or otherwise, and such contracts, options, warrants, conversion or other rights shall not be enforceable or exercisable) to the extent such stock acquisition would cause any interest (including any original issue discount) payable by DRI to the Purchaser not to qualify as “portfolio interest” within the meaning of Section 881(c)(2) of the Code, by reason of Section 881(c)(3) of the Code, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code (the “Stock Acquisition Limitation”). The Stock Acquisition Limitation shall automatically become null and void without any notice to DRI upon the existence of an Event of Default (as defined in the Note) at a time when the average closing price of DRI’s common stock as reported by Bloomberg, L.P. on the Principal Market for the immediately preceding five trading days is greater than or equal to 150% of the Exercise Price (as defined in the Warrant).
     8. Covenants of the Companies and the Purchaser Regarding Indemnification.
          8.1 Companies Indemnification. The Companies agree to indemnify, hold harmless, reimburse and defend the Purchaser, each of the Purchaser’s officers, directors, agents, affiliates, control persons, and principal shareholders, against all claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which result, arise out of or are based upon: (i) any misrepresentation by the Companies or breach of any warranty by the Companies in this Agreement, any other Related Agreement or in any exhibits or schedules attached hereto or thereto; or (ii) any breach or default in performance by Companies of any covenant or undertaking to be performed by Companies hereunder, under any other Related Agreement or any other agreement entered into by the Companies and the Purchaser relating hereto or thereto.

          8.2 Purchaser’s Indemnification. The Purchaser agrees to indemnify, hold harmless, reimburse and defend the Companies and each of the Companies’ officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Companies which result, arise out of or are based upon: (i) any misrepresentation by the Purchaser or breach of any warranty by the Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by the Purchaser of any covenant or undertaking to be performed by the Purchaser hereunder, or any other agreement entered into by the Companies and the Purchaser relating hereto.
     9. Registration Rights.
          9.1 Registration Rights Granted. DRI hereby grants registration rights to the Purchaser pursuant to the Registration Rights Agreement.
          9.2 Offering Restrictions. Except as previously disclosed in the SEC Reports or in the Exchange Act Filings, or stock or stock options granted to employees or directors of the Companies (these exceptions hereinafter referred to as the “Excepted Issuances”), neither the Companies will, prior to the full exercise by Purchaser of the Warrants, (x) enter into any equity line of credit agreement or similar agreement or (y) issue, or enter into any agreement to issue, any securities with a variable/floating conversion and/or pricing feature which are or could be (by conversion or registration) free-trading securities (i.e. common stock subject to a registration statement).
     10. Miscellaneous.
          10.1 Governing Law, Jurisdiction and Waiver of Jury Trial.
     (a) THIS AGREEMENT AND THE OTHER RELATED AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.
     (b) THE COMPANIES HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANIES, ON THE ONE HAND, AND THE PURCHASER, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER RELATED AGREEMENTS; PROVIDED, THAT THE PURCHASER AND THE COMPANIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT, NOTHING IN THIS AGREEMENT SHALL BE

DEEMED OR OPERATE TO PRECLUDE THE PURCHASER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL (AS DEFINED IN THE MASTER SECURITY AGREEMENT) OR ANY OTHER SECURITY FOR THE OBLIGATIONS (AS DEFINED IN THE MASTER SECURITY AGREEMENT), OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PURCHASER. THE COMPANIES EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANIES HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE COMPANIES HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANIES AT THE ADDRESS SET FORTH IN SECTION 11.9 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANIES’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.
     (c) THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PURCHASER AND/OR THE COMPANIES ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.
          10.2 Severability. Wherever possible each provision of this Agreement and the Related Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any Related Agreement shall be prohibited by or invalid or illegal under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity or illegality, without invalidating the remainder of such provision or the remaining provisions thereof which shall not in any way be affected or impaired thereby.
          10.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Companies pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Companies hereunder solely as of the date of such certificate or instrument. All indemnities set forth herein shall survive the execution, delivery and termination of this Agreement and the Note and the making and repayment of the obligations arising hereunder, under the Note and under the other Related Agreements.
          10.4 Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person or entity which shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by the Purchaser pursuant to Rule 144 or an effective registration statement. The Purchaser shall not be permitted to assign its rights hereunder or under any Related Agreement to a competitor of the Companies unless an Event of Default (as defined in the Note) has occurred and is continuing.
          10.5 Entire Agreement; Maximum Interest. This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Nothing contained in this Agreement, any Related Agreement or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Companies to the Purchaser and thus refunded to the Companies.
          10.6 Amendment and Waiver.
     (a) This Agreement may be amended or modified only upon the written consent of the Companies and the Purchaser.
     (b) The obligations of the Companies and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.
     (c) The obligations of the Purchaser and the rights of the Companies under this Agreement may be waived only with the written consent of the Companies.
          10.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.
          10.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given pursuant to the terms of the Security Agreement.

          10.9 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement or any Related Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement and/or such Related Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
          10.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
          10.11 Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.
          10.12 Broker’s Fees. Except as set forth on Schedule 11.12 hereof, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 11.12 being untrue.
          10.13 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement or any Related Agreement to favor any party against the other.
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IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANIES:	PURCHASER:

DIGITAL RECORDERS, INC.	LAURUS MASTER FUND, LTD.

By:	By:

Name:	Name:

Title:	Title:

TWINVISION OF NORTH AMERICA, INC.

By:

Name:

Title:

DIGITAL AUDIO CORPORATION

By:

Name:

Title:

ROBINSON-TURNEY INTERNATIONAL, INC.

By:

Name:

Title: